UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

BELO CORP.
 (Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 655237 Dallas, Texas	75265-5237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 13, 2009, the Company’s non-executive Chairman, Robert W. Decherd, adopted a personal trading plan under Securities and Exchange Commission Rule 10b5-1. The plan is scheduled to remain in effect until November 30, 2010, at which time Mr. Decherd intends to evaluate whether to renew the plan for 2011. Under the terms of the plan, Mr. Decherd may sell up to 120,000 shares of BLC Series A common stock after the end of each fiscal quarter during the term. The trading plan, which does not affect the personal trading plan Mr. Decherd adopted on May 6, 2009, establishes a series of quarterly limit orders, with the first sale occurring August 14, 2009. The May 2009 plan, which also established quarterly sales dates, is scheduled to terminate in November 2009. The maximum number of shares that may be sold under the new plan, together with the shares remaining to be sold under the May 2009 plan, represent approximately ten percent of shares of BLC common stock beneficially owned by Mr. Decherd, and these sales do not materially change his voting power under BLC’s differential voting stock structure.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2009	BELO CORP.
	By:	/s/ Russell F. Coleman
Russell F. Coleman Senior Vice President/General Counsel